UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2004

ALLEGIANCE TELECOM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-24509	75-2721491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 North Central Expressway Dallas, Texas 75231
(Address of Principal Executive Offices, including Zip Code)

(214) 261-7100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On May 14, 2003, Allegiance Telecom, Inc. and all of its direct and indirect subsidiaries (collectively, “Allegiance”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Sale of Certain Assets to XO Communications, Inc.

On February 12 and 13, 2004, Allegiance conducted an auction for its assets in which XO Communications, Inc. (“XO”) was selected as the winning bidder.  On February 18, 2004, Allegiance entered into an Asset Purchase Agreement with XO and the Bankruptcy Court approved the XO Asset Purchase Agreement on February 20, 2004.  Under the terms of the XO Asset Purchase Agreement, XO agreed to purchase, for approximately $311 million in cash and approximately 45.38 million shares of XO common stock, substantially all of the assets of Allegiance Telecom and its subsidiaries, except for Allegiance’s customer premises equipment sales and maintenance business operated under the name of Shared Technologies, its dedicated dial up access services business operated under an agreement with Level 3 Communications, its shared hosting business and certain other Allegiance assets and operations.

On April 14, 2004, pursuant to the terms of the XO Asset Purchase Agreement, Allegiance and XO closed this sale transaction into “escrow.”  On the same date, Allegiance announced that it had entered into an Operating Agreement with XO that will allow XO to operate the Allegiance assets XO is acquiring subject to Allegiance’s consent and in accordance with applicable law, regulations, and tariffs; such Operating Agreement is in place until the final closing of the transactions contemplated by the XO Asset Purchase Agreement.  A copy of the related press release is included herein as Exhibit 99.1.  The final closing of this transaction remains subject to, among other things, approval by the Bankruptcy Court of Allegiance’s plan of reorganization under Chapter 11 of the United States Bankruptcy Code.

Settlement Agreement and Sale of Certain Assets to Level 3 Communications, LLC

On February 27, 2004, Allegiance entered into an Amended and Restated Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Level 3 Communications, LLC (“Level 3”) and XO under which, among other things, Allegiance agreed to terminate its dedicated dial-up services contract with Level 3.   On April 6, 2004, the Bankruptcy Court entered an amended order approving the Settlement Agreement.  The Settlement Agreement provides, among other things, for at consummation: Level 3 to pay Allegiance $54 million at closing; Level 3 to reimburse Allegiance for amounts paid by Allegiance to KMC Telecom since February 1, 2004 and additional amounts intended to reimburse Allegiance for expenses associated with operating the dial-up access business for Level 3 since February 1, 2004 and on a going forward basis; Allegiance to pay Level 3 an amount equal to all reciprocal compensation related to traffic under the agreement from February 1, 2004 until the closing under the Settlement Agreement; the termination of the agreement under which Allegiance provides Level 3 with dedicated dial-up access services; the transfer of the dedicated physical assets used by Allegiance to provide the dial-up access services to Level 3; and a significant reduction (and ultimate cessation) of revenues to Allegiance under this service agreement on a going-forward basis.  The Settlement Agreement also provides that Allegiance will retain a continuing obligation to provide certain termination assistance services to Level 3 and that XO will assume this obligation after the closing under the XO Asset Purchase Agreement.  On April 19, 2004, Allegiance and Level 3 closed the initial transactions contemplated by the Settlement Agreement including the payment of $54 million by Level 3 to Allegiance.  A copy of the related press release is included herein as Exhibit 99.2.

The exhibits described below are incorporated herein by reference.

Item 7. Exhibits.

10.1         Asset Purchase Agreement, dated February 18, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Communications, Inc. (incorporated herein by reference from Exhibit 10.39 of Allegiance Telecom, Inc.’s Form 10-K for the year ended December 31, 2003).

10.2         Amendment No. 1 to Asset Purchase Agreement, dated April 13, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Communications, Inc.

10.3         Operating Agreement, dated April 13, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Communications, Inc.

99.1         Allegiance Telecom, Inc. Press Release dated April 14, 2004.

99.2         Allegiance Telecom, Inc. Press Release dated April 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 21, 2004.

ALLEGIANCE TELECOM, INC.

/s/ Mark B. Tresnowski
By: Mark B. Tresnowski
Its: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1         Asset Purchase Agreement, dated February 18, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Communications, Inc. (incorporated herein by reference from Exhibit 10.39 of Allegiance Telecom, Inc.’s Form 10-K for the year ended December 31, 2003).

10.2         Amendment No. 1 to Asset Purchase Agreement, dated April 13, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Communications, Inc.

10.3         Operating Agreement, dated April 13, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Communications, Inc.

99.1         Allegiance Telecom, Inc. Press Release dated April 14, 2004.

99.2         Allegiance Telecom, Inc. Press Release dated April 20, 2004.